Exhibit 99.1

COMPANY CONTACTS	MEDIA CONTACT
Russell Skibsted	Susan Neath
SVP & Chief Business Officer	Porter Novelli Life Sciences
619-849-6007

Paul Arndt
Manager, Investor Relations
949-788-6700
SPECTRUM PHARMACEUTICALS ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS AND PIPELINE UPDATE
•	Approximately $66 Million In Cash and Equivalents As Of September 30, 2007

•	Net Cash Use in Operations in the Third Quarter Was Approximately $5.4 Million

Conference Call:	12 p.m. Eastern/9 a.m. Pacific
Domestic:	866-831-6272
International:	617-213-8859
Passcode:	75143682
Webcast and replays:	www.spectrumpharm.com
IRVINE, California — November 9, 2007 — Spectrum Pharmaceuticals, Inc. (NasdaqGM: SPPI) today reported financial results for the third quarter ended September 30, 2007.
The Company incurred a third quarter of 2007 net loss of approximately $7.4 million, or ($0.24) per basic and diluted share, compared to a net loss of approximately $7.4 million, or ($0.30) per share in the third quarter of 2006. Revenue in the third quarter of 2007 included $3.2 million in milestone payments from GPC Biotech. Research and development expenses were approximately $6.8 million in the third quarter 2007, compared to approximately $5.8 million in the third quarter of 2006, due to the expanded scope of the Company’s clinical development activities. General and administrative expenses were approximately $2.4 million in the third quarter of 2007, compared to approximately $1.5 million in the third quarter 2006, primarily due to legal expenses. As of October 31, 2007, approximately 31.2 million shares were issued and outstanding.
During the nine-month period ended September 30, 2007, net cash used in operations was approximately $15.4 million, compared to approximately $13.3 million in the same nine-month period of 2006. As of September 30, 2007, the Company had cash, cash equivalents, and marketable securities on hand of approximately $65.8 million, compared to approximately $50.7 million as of December 31, 2006.
“We will continue to aggressively move our pipeline of late-stage drugs through the development process,” said Rajesh C. Shrotriya, M.D., Chairman, President and Chief Executive Officer of Spectrum Pharmaceuticals. “While we are disappointed with the satraplatin setback, we do not rely on any one drug to achieve success.”
Recent Highlights and Upcoming Milestones
•	ISO-Vorin™
•	Filed NDA Amendment in June 2007

•	January 11, 2008 FDA Action Date
•	EOquin® (non-invasive bladder cancer)
•	More than 170 patients enrolled to date

•	Began enrolling patients in 2nd of two Phase 3 trials

•	Adding 30+ sites in Canada
157 Technology Dr • Irvine, California 92618 • Tel: 949-788-6700 • Fax: 949-788-6706 • www.spectrumpharm.com • NASDAQ: SPPI

•	Ozarelix (benign prostate hypertrophy)
•	Patients are being followed for safety and efficacy in Phase 2b trial; Results expected in 2Q08

•	Currently planning and designing registrational trial to start early next year
•	Ortataxel (solid tumors)
•	Planning Phase 2 study in non-small-cell lung cancer to start in 2Q08

•	Optimum oral formulation under development
•	SPI-1620 (adjunct to chemotherapy)
•	FDA cleared the IND application and protocol

•	Phase 1 study ready to enroll patients following Institutional Review Board approvals
•	Satraplatin (hormone-refractory prostate cancer)
•	Received almost $8 million in satraplatin-related revenue year-to-date
Conference Call
Spectrum Pharmaceuticals will host a conference call to discuss these financial results and pipeline update on:
Friday, November 9, 2007 @ 12:00 p.m. Eastern/9:00 a.m. Pacific

Domestic:	866-831-6272	passcode 75143682
International:	617-213-8859	passcode 75143682
Webcast and replays: www.spectrumpharm.com.
Audio replays will be available through November 16, 2007.

Domestic:	888-286-8010, passcode 67949023
International:	617-801-6888, passcode 67949023
About Spectrum Pharmaceuticals
Spectrum Pharmaceuticals acquires, develops and commercializes a diversified portfolio of oncology drug candidates that meet critical health challenges for which there are few other treatment options. The company’s pipeline includes promising early and late-stage drug candidates with unique formulations and mechanisms of action that address the needs of seriously ill patients, such as at-home chemotherapy and new treatment regimens for refractory disease. For more information, please visit our website at www.spectrumpharm.com.

Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, Spectrum’s ability to identify, acquire, develop and commercialize its portfolio of drug candidates, the Company’s promising pipeline, that we will continue to aggressively move our pipeline of late-stage drugs through the development process, that we will add 30+ sites in Canada for the EOquin trial, that we expect results in 2Q08 from the ozarelix Phase 2b trial, that the ozarelix registrational trial will start early next year, that we are planning the Phase 2 study in non-small-cell lung cancer for ortataxel to start in 2Q08, that the Phase 1 study for SPI-1620 will begin enrolling patients following Institutional Review Board approvals, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in- license and develop additional drug candidates may fail, our lack of revenues, our limited marketing experience, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC. AND SUBSIDIARIES
(In thousands, except Share and per share data)
Summary Condensed Consolidated Statement of Operations (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$3,250	$92	$7,625	$92

Operating expenses:
Cost of product sold	—	97	—	97
Research and development	6,789	5,803	18,973	13,554
General and administrative	2,382	1,516	7,846	4,379
Stock-based charges	2,388	738	4,617	6,306

Total operating expenses	11,559	8,154	31,436	24,336

Loss from operations	(8,309)	(8,062)	(23,811)	(24,244)
Other income, net	927	660	2,259	1,949

Net loss before minority interest in consolidated subsidiary	(7,382)	(7,402)	(21,552)	(22,295)
Minority interest in net loss of consolidated subsidiary	—	—	20	2

Net loss	$(7,382)	$(7,402)	$(21,532)	$(22,293)

Basic and diluted net loss per share	$(0.24)	$(0.30)	$(0.76)	$(0.93)

Basic and diluted weighted average common shares outstanding	31,034,241	24,485,369	28,276,992	23,934,749

Supplemental Information
Stock-based charges — Components:
Research and development	$1,743	$447	$3,052	$5,233
General and administrative	645	291	1,565	1,073

Total stock based charges	$2,388	$738	$4,617	$6,306

Summary Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2007	2006
Cash, cash equivalents and marketable securities	$65,759	$50,697
Accounts Receivable, net	1,344	1,150
Other current assets	548	440

Total current assets	67,651	52,287
Property and equipment, net and other assets	948	830

Total assets	$68,599	$53,117

Total liabilities	$9,383	$7,268
Minority Interest	—	20
Stockholders’ equity	59,216	45,829

Total liabilities and stockholders’ equity	$68,599	$53,117